Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-111436 of General Cable Corporation on Form S-3 of our report dated March 12, 2004 appearing in the Annual Report on Form 10-K for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Cincinnati, Ohio
May 5, 2004